Dale Matheson
Carr-Hilton Labonte
Chartered Accountants

November 14, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance 100 F Street, N.E.,
Washington  DC  20549


Re: VoQal Communications Inc. -Form SB-2/A Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated November 14, 2005, of the following:

* Our Report to the Stockholders and Board of Directors of VoQal Communications Inc. dated April 20, 2005 on the financial statements of the Company as March 31, 2005 and at December 31, 2004 and for the periods from March 28, 2004 (inception) to December 31, 2004, the three months ended March 31, 2005 and the period March 28, 2004 (inception) to March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia